AXP Equity Select Fund, Inc.
File No. 2-13188/811-772


                                  Exhibit Index

Exhibit (a)(3)   Articles of Amendment, dated June 16, 1999

Exhibit (b)      By-Laws, as amended Jan. 11, 2001

Exhibit (h)(1)   Administrative Services Agreement, dated March 20, 2000

Exhibit (i)      Opinion and consent of counsel

Exhibit (j)      Independent Auditors' Consent